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                                                                    Exhibit 10.1







                        FINANCING AND SECURITY AGREEMENT

                                      DATED


                                 APRIL 26, 2000


                                 BY AND BETWEEN


                               ROY F. WESTON, INC.


                                       AND


                             BANK OF AMERICA, N.A.
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                                                                    Exhibit 10.1


                                TABLE OF CONTENTS
                                -----------------

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ARTICLE I      DEFINITIONS .................................................      1
  Section 1.1  Certain Defined Terms .......................................      1
  Section 1.2  Accounting Terms and Other Definitional Provisions ..........     19
ARTICLE II THE CREDIT FACILITIES ...........................................     19
  Section 2.1  The Revolving Credit Facility ...............................     19
    2.1.1 Revolving Credit Facility.........................................     19
    2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender
          Protection Loans..................................................     20
    2.1.3 Borrowing Base....................................................     20
    2.1.4 Borrowing Base Report.............................................     21
    2.1.5 Revolving Credit Note.............................................     21
    2.1.6 Mandatory Prepayments of Revolving Loan...........................     22
    2.1.7 Optional Prepayments of Revolving Loan............................     22
    2.1.8 The Collateral Account............................................     22
    2.1.9 Revolving Loan Account............................................     23
    2.1.10 Revolving Credit Unused Line Fee ................................     24
  Section 2.2 The Letter of Credit Facility ................................     24
    2.2.1 Letters of Credit.................................................     24
    2.2.2 Letter of Credit Fees.............................................     24
    2.2.3 Terms of Letters of Credit........................................     24
    2.2.4 Procedure for Letters of Credit...................................     25
    2.2.5 Change in Law; Increased Cost.....................................     25
  Section 2.3 General Financing Provisions .................................     25
    2.3.1 Borrower's Representatives........................................     25
    2.3.2 Use of Proceeds of the Loan.......................................     26
    2.3.3 Origination Fee...................................................     26
    2.3.4 Administrative and Audit Fees.....................................     26
    2.3.5 Computation of Interest and Fees..................................     26
    2.3.6 Maximum Interest Rate.............................................     26
    2.3.7 Payments..........................................................     27
    2.3.8 Liens; Setoff.....................................................     27
    2.3.9 Requirements of Law...............................................     27
    2.3.10 Funds Transfer Services .........................................     28
    2.3.11 ACH Transactions and Swap Transactions ..........................     29
  Section 2.4 Interest .....................................................     29
    2.4.1 Applicable Interest Rates.........................................     29
    2.4.2 Selection of Interest Rates.......................................     29
    2.4.3 Inability to Determine Eurodollar Base Rate.......................     31
    2.4.4 Indemnity.........................................................     31
    2.4.5 Payment of Interest...............................................     33
ARTICLE III THE COLLATERAL..................................................     33
  Section 3.1 Debt and Obligations Secured .................................     33
  Section 3.2 Grant of Liens ...............................................     33
  Section 3.3 Collateral Disclosure List ...................................     34
  Section 3.4 Personal Property ............................................     34
    3.4.1 Securities, Chattel Paper, Promissory Notes, etc..................     34
    3.4.2 Patents, Copyrights and Other Property Requiring Additional
          Steps to Perfect..................................................     35
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  Section 3.5 Record Searches ..............................................     35
  Section 3.6 Costs ........................................................     35
  Section 3.7 Release ......................................................     35
  Section 3.8 Inconsistent Provisions ......................................     36
ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................     36
  Section 4.1 Representations and Warranties ...............................     36
    4.1.1 Subsidiaries......................................................     36
    4.1.2 Good Standing.....................................................     36
    4.1.3 Power and Authority...............................................     36
    4.1.4 Binding Agreements................................................     36
    4.1.5 No Conflicts......................................................     37
    4.1.6 No Defaults, Violations...........................................     37
    4.1.7 Compliance with Laws..............................................     37
    4.1.8 Margin Stock......................................................     37
    4.1.9 Investment Company Act; Margin Securities.........................     37
    4.1.10 Litigation ......................................................     38
    4.1.11 Financial Condition .............................................     38
    4.1.12 Full Disclosure .................................................     38
    4.1.13 Indebtedness for Borrowed Money .................................     38
    4.1.14 Taxes ...........................................................     39
    4.1.15 ERISA ...........................................................     39
    4.1.16 Title to Properties .............................................     39
    4.1.17 Patents, Trademarks, Etc ........................................     39
    4.1.18 Presence of Hazardous Materials or Hazardous
           Materials Contamination. ........................................     40
    4.1.19 Perfection and Priority of Collateral                                 40
    4.1.20 No Suspension or Debarment ......................................     40
    4.1.21 Places of Business and Location of Collateral ...................     40
    4.1.22 Business Names and Addresses ....................................     40
    4.1.23 Equipment .......................................................     41
    4.1.24 Accounts ........................................................     41
    4.1.25 Compliance with Eligibility Standards ...........................     41
    4.1.26 Solvency ........................................................     41
  Section 4.2 Survival; Updates of Representations and Warranties ..........     41
ARTICLE V CONDITIONS PRECEDENT .............................................     42
  Section 5.1 Conditions to the Initial Advance and Initial Letter of
           Credit. .........................................................     42
   5.1.1  Organizational Documents - Borrower...............................     42
   5.1.2  Opinion of Borrower's Counsel.....................................     42
   5.1.3  Organizational Documents - Guarantors.............................     43
   5.1.4  Consents, Licenses, Approvals, Etc................................     43
   5.1.5  Note..............................................................     43
   5.1.6  Financing Documents and Collateral................................     44
   5.1.7  Other Financing Documents.........................................     44
   5.1.8  Other Documents, Etc..............................................     44
   5.1.9  Payment of Fees...................................................     44
   5.1.10 Collateral Disclosure List .......................................     44
   5.1.11 Recordings and Filings ...........................................     44
   5.1.12 Insurance Certificate ............................................     44
   5.1.13 Field Examination ................................................     44
   5.1.14 Confirmation of Intercreditor Agreement ..........................     45

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  Section 5.2 Conditions to all Extensions of Credit .......................     45
    5.2.1 Compliance........................................................     45
    5.2.2 Borrowing Base....................................................     45
    5.2.3 Default...........................................................     45
    5.2.4 Representations and Warranties....................................     45
    5.2.5 Adverse Change....................................................     45
    5.2.6 Legal Matters.....................................................     45
ARTICLE VI COVENANTS OF THE BORROWER........................................     46
  Section 6.1 Affirmative Covenants ........................................     46
    6.1.1 Financial Statements..............................................     46
    6.1.2 Reports to SEC and to Stockholders................................     48
    6.1.3 Recordkeeping, Rights of Inspection, Audit, Etc...................     48
    6.1.4 Corporate Existence...............................................     49
    6.1.5 Compliance with Laws..............................................     49
    6.1.6 Preservation of Properties........................................     49
    6.1.7 Line of Business..................................................     49
    6.1.8 Insurance.........................................................     49
    6.1.9 Taxes.............................................................     50
    6.1.10 ERISA ...........................................................     50
    6.1.11 Notification of Events of Default and Adverse Developments ......     50
    6.1.12 Government Contracts ............................................     51
    6.1.13 Hazardous Materials; Contamination ..............................     51
    6.1.14 Disclosure of Significant Transactions ..........................     52
    6.1.15 Financial Covenants .............................................     52
    6.1.16 Collection of Receivables .......................................     53
    6.1.17 Assignments of Receivables ......................................     53
    6.1.18 Insurance With Respect to Equipment .............................     54
    6.1.19 Maintenance of the Collateral ...................................     54
    6.1.20 Equipment .......................................................     54
    6.1.21 Defense of Title and Further Assurances .........................     54
    6.1.22 Business Names; Locations .......................................     55
    6.1.23 Subsequent Opinion of Counsel as to Recording Requirements ......     55
    6.1.24 Use of Premises and Equipment ...................................     55
    6.1.25 Protection of Collateral ........................................     56
    6.1.26 Appraisals ......................................................     56
  Section 6.2 Negative Covenants ...........................................     56
    6.2.1 Capital Structure, Merger, Acquisition or Sale of Assets .........     56
    6.2.2 Subsidiaries .....................................................     56
    6.2.3 Purchase or Redemption of Securities, Dividend Restrictions ......     57
    6.2.4 Indebtedness .....................................................     57
    6.2.5 Investments, Loans and Other Transactions ........................     57
    6.2.6 Stock of Subsidiaries ............................................     58
    6.2.7 Subordinated Indebtedness ........................................     58
    6.2.8 Liens; Confessed Judgment ........................................     59
    6.2.9 Transactions with Affiliates .....................................     59
    6.2.10 Other Businesses ................................................     59
    6.2.11 ERISA Compliance ................................................     59
    6.2.12 Method of Accounting; Fiscal Year ...............................     59
    6.2.13 Compensation ....................................................     60
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    6.2.14 Transfer of Collateral ..........................................     60
    6.2.15 Sale and Leaseback ..............................................     60
    6.2.16 Disposition of Collateral .......................................     60
ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES.................................     60
  Section 7.1 Events of Default ............................................     60
    7.1.1 Failure to Pay....................................................     60
    7.1.2 Breach of Representations and Warranties..........................     61
    7.1.3 Failure to Comply with Covenants..................................     61
    7.1.4 Default Under Other Financing Documents or Obligations............     61
    7.1.5 Receiver; Bankruptcy..............................................     61
    7.1.6 Involuntary Bankruptcy, etc.......................................     61
    7.1.7 Judgment..........................................................     62
    7.1.8 Execution; Attachment.............................................     62
    7.1.9 Default Under Other Borrowings....................................     62
    7.1.10 Challenge to Agreements .........................................     62
    7.1.11 Material Adverse Change .........................................     62
    7.1.12 Impairment of Position ..........................................     62
    7.1.13 Collateral Inadequacy ...........................................     63
    7.1.14 Liquidation, Termination, Dissolution ...........................     63
    7.1.15 Change in Senior Management of the Borrower .....................     63
    7.1.16 Contract Default, Debarment or Suspension .......................     63
  Section 7.2 Remedies .....................................................     63
    7.2.1 Acceleration......................................................     63
    7.2.2 Further Advances..................................................     63
    7.2.3 Uniform Commercial Code...........................................     64
    7.2.4 Specific Rights With Regard to Collateral.........................     64
    7.2.5 Application of Proceeds...........................................     65
    7.2.6 Performance by Lender.............................................     66
    7.2.7 Other Remedies....................................................     66
ARTICLE VIII MISCELLANEOUS..................................................     66
  Section 8.1 Notices ......................................................     66
  Section 8.2 Amendments; Waivers ..........................................     67
  Section 8.3 Cumulative Remedies ..........................................     68
  Section 8.4 Severability .................................................     68
  Section 8.5 Assignments by Lender ........................................     69
  Section 8.6 Successors and Assigns .......................................     69
  Section 8.7 Continuing Agreements ........................................     69
  Section 8.8 Enforcement Costs ............................................     70
  Section 8.9 Applicable Law; Jurisdiction .................................     70
    8.9.1 Applicable Law ...................................................     70
    8.9.2 Submission to Jurisdiction .......................................     70
    8.9.3 Appointment of Agent for Service of Process ......................     70
    8.9.4 Service of Process ...............................................     71
  Section 8.10 Duplicate Originals and Counterparts ........................     71
  Section 8.11 Headings ....................................................     71
  Section 8.12 No. Agency ..................................................     71
  Section 8.13 Date of Payment .............................................     71
  Section 8.14 Entire Agreement ............................................     72
  Section 8.15 Waiver of Trial by Jury .....................................     72

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  Section 8.16 Liability of the Lender .....................................     72

                        FINANCING AND SECURITY AGREEMENT
                        --------------------------------


      THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this ___ day of April, 2000, by and between ROY F. WESTON, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Borrower"); and BANK OF AMERICA, N. A., a national banking association (the "Lender").


                                    RECITALS
                                    --------


      A. The Borrower has applied to the Lender for certain credit facilities consisting of a revolving credit facility in the maximum principal amount of $15,000,000 and a letter of credit facility in the maximum principal amount of $7,500,000, as part of that revolving credit facility to be used by the Borrower for the Permitted Uses described in this Agreement.


      B. The Lender is willing to make the credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                                   ARTICLE I
                                   DEFINITIONS
                                   -----------

Section 1.1 Certain Defined Terms.
            ----------------------

      As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:


      "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.


      "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

      "ACH Settlement Risk Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to ACH Transactions.


      "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of the Borrower pursuant to agreement or overdrafts.


      "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Lender.


      "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by the Designated Borrower on behalf of the Borrowers.


      "Administrative Fees" has the meaning described in Section 2.3.4 (Administrative and Audit Fees).


      "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.


      "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).


      "Applicable Interest Rate" means (a) the Eurodollar Rate or (b) the Base Rate.


      "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.4.1 (Applicable Interest Rates), to the Eurodollar Base Rate or the Prime Rate.


      "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.


      "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.


      "Base Rate" means the sum of (a) the Applicable Margin plus (b) the Prime Rate.


      "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.

      "Blocked Account Agreement" means the Blocked Account Agreement of even date herewith by and between Allfirst Bank, the Lender and the Borrower, as from time to time extended, amended, restated, supplemented or other wise modified.


      "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).


      "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).


      "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).


      "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.


      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.


      "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.


      "Capital Expenditure" means an expenditure for Fixed or Capital Assets including, without limitation, the entering into of a Capital Lease.


      "Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet.


      "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.

      "Cash Flow" means as to the Borrower and its Subsidiaries for any period of determination thereof, the sum of earnings before deduction of interest expenses, taxes, depreciation and amortization expense minus capital expenditures directly related to maintenance and cash taxes paid, all calculated in accordance with GAAP consistently applied.


      "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.


      "Closing Date" means the Business Day, in any event not later than April __, 2000, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled.


      "Collateral" means all property of the Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.


      "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).


      "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).


      "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.


      "Commitment" means the collective reference to the Revolving Credit Commitment.


      "Committed Amount" means the Revolving Credit Committed Amount.


      "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).


      "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.


      "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to
(a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.


      "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility and the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.


      "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

      "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing.


      "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account receivable (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) in United States Dollars by the Borrower, provided each account receivable conforms and continues to conform to the following criteria to the reasonable satisfaction of the Lender:

                          (a) the account arose in the ordinary course of the Borrower's business from services performed by the Borrower;

                          (b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

                          (c) the account is based upon an enforceable order or contract, written or oral, for services performed, and the same were performed in accordance with such order or contract;

                          (d) if the account arises from the performance of services, such services have been fully rendered (or, in the case progress billings, the performance relating to such Receivable has been rendered) and do not relate to any warranty claim or obligation;

                          (e) the account is evidenced by an invoice or other documentation in form acceptable to the Lender, the invoice or documentation dated no later than the date of shipment or performance and containing only terms normally offered by the Borrower;

                          (f) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery;

                          (g) the account is not outstanding more than ninety
         (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;

                          (h) the account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to the Borrower to be non-Eligible Receivables, excluding accounts described in subsections (m), (q), (t), (u), (v) or (z) and Receivables that are not denominated in United States Dollars;

                          (i) the account is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts owing to the Borrower exceed in aggregate face amount fifteen percent (15%) of the Borrower's total Eligible Receivables;

                          (j) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any services from the furnishing of which the account arose (except to the extent the disputed amount is not included in the amount of Eligible Receivables);

                          (k) the account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty (except to the extent the disputed amount is not included in the amount of Eligible Receivables);

                          (l) the Account Debtor is not a Subsidiary or Affiliate of the Borrower or an employee, officer, director or shareholder of the Borrower or any Subsidiary or Affiliate of the Borrower; provided, however, if the Account Debtor is an Affiliate and the account arose from an arms-length transaction with the Borrower, the account may be included as an Eligible Receivable if all other conditions therefore set forth in this definition are satisfied;

                          (m) the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America, unless the account is supported by a letter of credit acceptable to the Lender in all respects;

                          (n) as to which none of the following events has occurred with respect to the Account Debtor on such account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                          (o) the Borrower is not indebted to the Account Debtor in an amount equal to or in excess of that owed to the Borrower by the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by the Borrower in the ordinary course of its business and in this instance, the account shall be included only to the extent of the positive difference owed to the Borrower by the Account Debtor;

                          (p) the account does not arise from services under or related to any warranty obligation of the Borrower or out of service charges, finance charges or other fees for the time value of money;

                          (q) the account is not evidenced by chattel paper or an instrument of any kind;

                          (r) if the account is secured by a letter of credit, the letter of credit has been delivered to the Lender;

                          (s) the title of the Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

                          (t) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of the Borrower or any other obligor in respect of any of the Borrower's agreements with the Account Debtor;

                          (u) the Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Lender as security and collateral for the payment of the Obligations;

                          (v) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the Borrower to the Lender of the account arising from such contract or order;

                          (w) the account is subject to a Lien in favor of the Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

                          (x) the Lender in the good faith exercise of its reasonable discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the

         Lender otherwise considers the collateral value of such account to the Lender to be impaired or its ability to realize such value to be insecure; and

                          (y) if the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such account, the Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.


      In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the good faith exercise of its reasonable discretion shall control.


      "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 8.8 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Collateral, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.


      "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase, but not including interests in Equipment and leases thereof that cannot be assigned without the lessor's consent) together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.


      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


      "Eurodollar Base Rate" means for any Interest Period with respect to any Eurodollar Loan, the per annum interest rate rounded upward, if necessary, to the nearest 1/100 of 1%, appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m. (London time) on the date that is two
(2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" shall mean, for any Eurodollar Loan for any Interest Period therefore, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).


      "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.


      "Eurodollar Loan" means any Loan for which interest is to be computed with reference to the Eurodollar Rate.


      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, (a) the Applicable Margin, plus (b) the per annum rate of interest calculated pursuant to the following formula:

                        Eurodollar Base Rate
                        -------------------------
                        1.00 - Reserve Percentage

      "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).


      "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to the Borrower by the Lender whether under this Agreement or otherwise.


      "Fees" means the collective reference to each fee payable by the Borrower to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the following:
Revolving Credit Unused Line Fees, Letter of Credit Fees, Administrative Fees and the Origination Fee.


      "Financing Documents" means at any time collectively this Agreement, the Note, the Guaranty, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.


      "Fixed Charges" means for any period of determination, the scheduled or required payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries.

      "Fixed Charge Coverage Ratio" means for the period of any determination thereof the ratio of (a) Cash Flow to (b) Fixed Charges.


      "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.


      "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, contractual rights, rights as lessee under any lease of personal property (except leases that cannot be assigned without the lessor's consent), literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.


      "Government Contracts" means any contract with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof.


      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.


      "Guarantor" means Roy F. Weston of New York, Inc., a corporation organized and existing under the laws of the State or New York, Roy F. Weston of Missouri, Inc., a corporation organized and existing under the laws of the State of Delaware, Roy. F. Weston, Inc. of Michigan, a corporation organized and existing under the laws of the State of Michigan or Weston International Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, as the case may be and each of their respective successors and assigns, and "Guarantors" means Roy F. Weston of New York, Inc., Roy F. Weston of Missouri, Inc., Roy. F. Weston, Inc. of Michigan, and Weston International Holdings, Inc. and each of their respective successors and assigns.


      "Guaranty" means that certain guaranty of payment for the benefit of the Lender dated the date hereof to the Lender from the Guarantors, as the same may from time to time be amended, restated, supplemented or otherwise modified.


      "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.


      "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.


      "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.


      "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guaranteed or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Swap Transaction; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.


      "Indenture" means that certain Indenture dated as of April 15, 1987 (as amended, supplemented or otherwise modified from time to time), between the Borrower and the Trustee.


      "Intercreditor Agreement" means that certain Intercreditor Agreement dated June 5, 1998, by and between Reliance and Bank of America, N. A., successor to Bank of America National Trust and Savings Association, as from time to time, extended, amended, restated, supplemented or otherwise modified.


      "Interest Period" means as to any Eurodollar Loan, the period commencing on and including the date such Eurodollar Loan is made (or on the effective date of the Borrower's election to convert any Base Rate Loan to a Eurodollar Loan in accordance with the provisions of this Agreement) and ending on and including the day which is one month, two months or three months thereafter, as selected by the Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding

Interest Period for such Eurodollar Loan and ending on and including the day which is one month, two months or three months thereafter, as selected by the Borrower in accordance with the provisions of this Agreement; provided, however that:

                          (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                          (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

                          (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.


      "Interest Rate Election Notice" has the meaning described in Section 2.4.2(e) (Selection of Interest Rates).


      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued thereunder.


      "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement.


      "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.


      "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.


      "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.


      "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).

      "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.


      "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.


      "Letter of Credit Facility" means the facility established by the Lender pursuant to Section 2.2 (Letter of Credit Facility).


      "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).


      "Letter of Credit Obligations" means all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.


      "Leverage Ratio" means for the date of any determination thereof the ratio of (a) Liabilities minus Subordinated Indebtedness to (b) the Tangible Net Worth plus Subordinated Indebtedness.


      "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.


      "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, Capital Lease, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or a claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.


      "Loan" means an advance of the Revolving Loan and "Loans" means any or all advances of the Revolving Loan.


      "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).


      "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

      "Maximum Rate" has the meaning described in Section 2.3.6 (Maximum Interest Rate).


      "Multi-employer Plan" means a Plan that is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.


      "Net Worth" means as to the Borrower and its Subsidiaries at any date the excess of (a) the Assets, over (b) the Liabilities.


      "Note" means the Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.


      "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loan, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender of any nature whatsoever, including, without limitation, any obligations, liabilities or indebtedness, under or in connection with, any Swap Transaction, regardless of whether such indebtedness, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.


      "Origination Fee" has the meaning described in Section 2.3.3 (Origination Fee).


      "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).


      "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to
(a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.


      "PBGC" means the Pension Benefit Guaranty Corporation.


      "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its reasonable discretion (i) are being diligently contested in good faith and by appropriate proceedings,
(ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) except for property and Pennsylvania corporate Taxes that are not the subject of enforcement action, will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender;
(b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; and (e) purchase money security interests securing Indebtedness for Borrowed Money for the purchase of Equipment in arms-length, commercially reasonable transactions with persons who are not Affiliates; provided, however, that (i) the indebtedness secured shall not exceed the unpaid purchase price of the Equipment acquired, plus reasonable finance charges and the reasonable costs of collection (including, without limitation, reasonable attorneys fees), (ii) each item of Equipment shall secure only its portion of the indebtedness described in item (i); and (iii) the aggregate outstanding amount of such indebtedness and of all Capital Leases does not exceed $2,000,000 at any time; (f) Capital Leases, provided that the aggregate outstanding amount of Capital Leases and of all Indebtedness for Borrowed Money permitted under clause (e) above does not exceed $2,000,000 at any time; and (g) such other Liens, if any, as are set forth on Schedule 4.1.19 attached hereto and made a part hereof.


      "Permitted Uses" means the refinance of existing indebtedness of the Borrower to Bank of America Environmental Services Group, the payment of expenses incurred in the ordinary course of the Borrower's business, to support the issuance of Letters of Credit and the funding of advances to of Weston International Holdings, Inc. in an amount not to exceed $1,000,000 at any time outstanding.


      "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.


      "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.


      "Post-Default Rate" means the Prime Rate in effect from time to time, plus two percent (2%) per annum.


      "Prepayment" means a Revolving Loan Mandatory Prepayment or a Revolving Loan Optional Prepayment, and "Prepayments" mean collectively all Revolving Loan Mandatory Prepayments and all Revolving Loan Optional Prepayments.


      "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Lender, as established and declared by the Lender at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.


      "Receivable" means one of the Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.


      "Reliance" means, collectively with such entities' successors, Reliance Surety Company, a Delaware corporation, Reliance Insurance Company, a Pennsylvania corporation, United Pacific Insurance Company, a Pennsylvania corporation and Reliance National Indemnity Company, a Wisconsin corporation.


      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.


      "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, special, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.


      "Responsible Officer" means the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.


      "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.


      "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.


      "Revolving Credit Committed Amount" has the meaning described in
Section 2.1 (Revolving Credit Facility).


      "Revolving Credit Expiration Date" means April __, 2003.


      "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).


      "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).


      "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 (Remedies) or otherwise.


      "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).

      "Revolving Loan" has the meaning described in Section 2.1 (Revolving Credit Facility).


      "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).


      "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).


      "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Loan).


      "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" under the provisions of Title 8 of the Uniform Commercial Code and to each and every "investment property" under the provisions of Title 9 of the Uniform Commercial Code (if that definition is included in that Title), and all proceeds (cash and non-cash) of the foregoing.


      "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.


      "Security Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.


      "Senior Management" means William Robertson, Chairman and Chief Executive Officer and Patrick McCann, President and Chief Operating Officer.


      "Solvent" means when used with respect to any Person that at the time of determination:

                          (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                          (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                          (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                          (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.


      "State" means the Commonwealth of Virginia.


      "Subordinated Indebtedness" means all Indebtedness, incurred at any time by the Borrower, including but not limited to the Subordinated Debentures, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.


      "Subordinated Debentures" means any and all 7% Convertible Subordinated Debentures due April 15, 2002 to be issued from time to time under the Indenture, in the maximum original principal amount of $34,500,000.


      "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.


      "Swap Reserve" means any and all reserves which the Lender from time to time establishes, in its reasonable sole discretion, with respect to Swap Transactions.


      "Swap Transactions" means any interest rate swap transaction, forward rate transaction, treasury lock transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, or any combination of any of the foregoing.


      "Tangible Net Worth" means as to the Borrower and its Subsidiaries at any date of determination thereof, the sum at such time of: the Net Worth less the total of (a) all Assets which would be classified as intangible assets under GAAP consistently applied and (b) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Lender


      "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time have been assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.


      "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to
(a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.


      "Trustee" means Mellon Bank, N. A. and its successor and assigns as Trustee under the Indenture.


      "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other applicable jurisdiction.


      "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.


      "Wire Transfer Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to electronic funds transfers, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

Section 1.2       Accounting Terms and Other Definitional Provisions.
                  ---------------------------------------------------

      Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE II
                              THE CREDIT FACILITIES
                              ---------------------

Section 2.1       The Revolving Credit Facility.
                  --------------------------------
                  2.1.1 Revolving Credit Facility.

                  Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement as the "Revolving Loan".


                  The principal amount of Fifteen Million Dollars ($15,000,000) is the "Revolving Credit Committed Amount". If at any time the unpaid principal balance of the Revolving Loan exceeds the Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Lender ON DEMAND.


                  During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Loan requested by the Borrower from time to time provided that after giving effect to the Borrower's request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (a) the Revolving Credit Committed Amount, or (b) the then most current Borrowing Base.


                  Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

                          2.1.2 Procedure for Making Advances Under the
Revolving Loan; Lender Protection Loans.

                  The Borrower may borrow under the Revolving Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than 12:00 noon (Baltimore time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested Revolving Loan.


                  In addition, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan, and irrevocably authorizes the Lender to establish, without duplication, reserves against the Borrowing Base, which the Lender, in its reasonable discretion, deems necessary or appropriate to pay Enforcement Costs that have become due and payable prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make hereunder exceeds the Revolving Credit Committed Amount or the Borrowing Base.

                  2.1.3  Borrowing Base.
                         ---------------

                  As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to (a) seventy five percent (75%) of the amount of Eligible Receivables, increasing to eighty five percent (85%) upon the Lender's receipt of three (3) consecutive quarterly financial reports that reflect positive quarterly income from operations of the Borrower minus (b) Nine Million Dollars ($9,000,000).

                  The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to, and accepted by, the Lender in its reasonable discretion. In the event the Borrower shall fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report) or in the event the Lender reasonably believes that a Borrowing Base Report is no longer accurate, the Lender may, in its reasonable discretion exercised from time to time and without limiting its other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan.


                  If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Lender exercised from time to time, shall pay the Borrowing Base Deficiency ON DEMAND to the Lender.


                  Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the definition of Eligible Receivables is in part based upon the business operations of the Borrower existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrower. If at any time or from time to time hereafter, the business operations of the Borrower change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its reasonable discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or additional criteria to the Borrower from time to time either orally or in writing.

                  2.1.4  Borrowing Base Report.
                         -----------------------

                  The Borrower will furnish to the Lender within fifteen (15) days after the end of each month and at such other times as may be reasonably requested by the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time reasonably request. Upon the Lender's reasonable request upon the creation of any Receivables or at such other intervals as the Lender may reasonably require, the Borrower will provide the Lender with: (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) such further schedules, documents and/or information regarding any of the Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, certified as true and correct by a Responsible Officer (or by any other officers or employees of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so), and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The failure of the Borrower to deliver any such items to the Lender shall not affect, terminate, modify, or otherwise limit the Lender's security interests in, and Liens on, the Collateral.

                   2.1.5  Revolving Credit Note.
                          ----------------------

                  The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "B" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the Post-Default Rate for the Revolving Loan and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                  2.1.6  Mandatory Prepayments of Revolving Loan.
                         ----------------------------------------

                  The Borrower shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan in the following amounts and at the following times:

                          (a) The Borrower shall make a Revolving Loan Mandatory Prepayment at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency; and

                          (b) The Borrower shall make a Revolving Loan Mandatory Prepayment at any time that the balance in the Lockbox account exceeds $1,000,000 in an amount equal to the lesser of (i) the balance in the Lockbox account in excess of $1,000,000 or (ii) the outstanding principal balance under the Revolving Loan.

                  2.1.7  Optional Prepayments of Revolving Loan.
                         ---------------------------------------

                  The Borrower shall have the option, at any time and from time to time, to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty. Revolving Loan Optional Prepayments shall be made following a written notice to the Lender with respect thereto given not later than 12:00 noon on the proposed prepayment date, specifying the date and amount of any intended Revolving Loan Optional Prepayment. The amount to be prepaid shall be paid by the Borrower to the Lender on the date specified for such prepayment.

                  2.1.8  The Collateral Account.
                         -----------------------

                  The Borrower will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, the Borrower hereby agreeing to make such endorsement. In the event the Borrower shall fail to do so, the Lender is hereby authorized by the Borrower to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrower will not commingle any Items of Payment with any of the other funds or property of the Borrower, but will hold them separate and apart in trust and for the account of the Lender.


                  In addition, if so directed by the Lender, the Borrower shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox subject to the terms of the Blocked Account Agreement.


                  The Borrower hereby authorizes the Lender to inspect all Items of Payment, endorse all Items of Payment in the name of the Borrower, and deposit Items of Payment in the Collateral Account. The Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.


                  The Lender will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items of Payment which are not proceeds of accounts or inventory or after a Default or Event of Default, against any of the Obligations) or credit such collected funds to the depository account of the Borrower with the Lender (or an Affiliate of the Lender), the order and method of such application to be in the sole discretion of the Lender.

                  2.1.9  Revolving Loan Account.
                         -------------------------

                  The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) debit (i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

                  2.1.10   Revolving Credit Unused Line Fee.
                           ---------------------------------

                  The Borrower shall pay to the Lender a revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to .375% per annum of the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each month. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

    Section 2.2   The Letter of Credit Facility.
                  ------------------------------

                  2.2.1 Letters of Credit.
                        ------------------

                  Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrower may, upon the prior approval of the Lender, obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount, or
(ii) the most current Borrowing Base and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000).

                  2.2.2 Letter of Credit Fees.
                        ----------------------

                  With the opening of each Letter of Credit, the Borrower shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to two percent (2%) per annum of the amount of the Letter of Credit. Such Letter of Credit Fees shall be paid monthly in arrears on the first day of the first month after the opening of the Letter of Credit and on the first day of each month thereafter. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement.

                  2.2.3  Terms of Letters of Credit.
                         ---------------------------

                  Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrower. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

                  2.2.4 Procedure for Letters of Credit.
                        --------------------------------

                  The Borrower shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                  2.2.5 Change in Law; Increased Cost.
                        -------------------------------

                  If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender, including a calculation thereof in reasonable detail submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.

      Section 2.3 General Financing Provisions.
                  ---------------------------------

                  2.3.1 Borrower's Representatives.
                        ----------------------------

                  The Lender is hereby irrevocably authorized by the Borrower to make advances under the Loan to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions of the Borrower on file with the Lender or who is an officer or employee of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so. The Lender does not and shall not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement.

                  2.3.2 Use of Proceeds of the Loan.
                        -----------------------------

                  The proceeds of each advance under the Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrower shall use the proceeds of the Loan promptly.

                  2.3.3 Origination Fee.
                        ---------------

                  The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Seventy Five Thousand Dollars ($75,000), which fee has been fully earned and is non-refundable. By its execution hereof, the Lender acknowledges receipt of the Origination Fee.

                  2.3.4 Administrative and Audit Fees.
                        -------------------------------

                  The Borrower shall pay to the Lender a quarterly administrative and audit fee (each an "Administrative Fee" and collectively, the "Administrative Fees") for administrative and/or audit services performed in conjunction with the Revolving Credit Facility. The quarterly Administrative Fee shall be $5,000 and shall be payable on the Closing Date and in advance on the first (1st) day of each July, October, January and April thereafter until the Revolving Credit Termination Date, excluding the final such date prior to the Revolving Credit Termination Date. In addition, the Borrower shall pay such out of pocket expenses as are described in Section 6.1.3(d) (Recordkeeping, Rights of Inspection, Audit, Etc).

                  2.3.5 Computation of Interest and Fees.
                        ---------------------------------

                  All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

                  2.3.6 Maximum Interest Rate.
                        ---------------------

                  In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

                  2.3.7 Payments.
                        ----------

                  All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 noon, Baltimore, Maryland time on the due date of such payment. All such payments shall be made to the Lender's principal office in Baltimore, Maryland or at such other location as the Lender may at any time and from time to time notify the Borrower. Alternatively, at its sole discretion, the Lender may charge any deposit account of the Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrower shall have not otherwise tendered payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                  2.3.8 Liens; Setoff.
                        --------------

                  The Borrower hereby grants to the Lender as additional collateral and security for all of the Obligations, a continuing Lien on any and all monies, Securities, and other personal property of the Borrower and any and all proceeds thereof, now or hereafter held or received by, or in transit to, the Lender or any Affiliate of the Lender from, or for the account of, the Borrower, and also upon any and all depository accounts (whether general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any depository accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time at the Lender's option, without notice to, or consent of, the Borrower, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                  2.3.9 Requirements of Law.
                        --------------------
                  In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or central bank, does or shall have the effect of reducing the rate of return on the capital of the Lender or such controlling corporation as a consequence of the Lender's obligations under this Agreement to a level below that which the Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and its controlling corporation with respect to capital adequacy) by an amount deemed by the Lender, in its reasonable discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement in reasonable detail of the basis for the Lender's determination, the Borrower shall pay to the Lender ON DEMAND such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.

                  2.3.10  Funds Transfer Services.
                          ------------------------

                          (a) The Borrower has requested that the Lender and its
Affiliates make available to the Borrower electronic funds transfer services and related security measures in connection with the Obligations. A copy of the Lender's current Wire Transfer Procedures, including the Security Procedures, is attached to this Agreement as EXHIBIT B. The Borrower acknowledges and agrees that all electronic funds transfers made by the Lender or any Affiliate of the Lender to, or for the account of, the Borrower shall be governed by, and subject to, the Wire Transfer Procedures and the Security Procedures in effect from time to time. The Borrower and the Lender agree that the current Wire Transfer Procedures and the Security Procedures are commercially reasonable. The Borrower further acknowledges and agrees, however, that the full scope of the Security Procedures which the Lender and its Affiliates offer and strongly recommend for electronic funds transfers is available only if the Borrower communicates directly with the Lender or its Affiliate, as applicable, in accordance with and as required by the Wire Transfer Procedures and the Security Procedures. If the Borrower attempts to communicate with the Lender or any Affiliate of the Lender by any other method or otherwise does not communicate with the Lender and/or its Affiliate, as appropriate, in accordance with the Wire Transfer Procedures and the Security Procedures, the Lender and/or its Affiliate, as applicable, shall not be required to execute the instructions of the Borrower, but if the Lender or such Affiliate, as applicable, does so, the Borrower will be deemed to have refused and waived the Security Procedures that the Lender or its Affiliate, as applicable, offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by the Lender or any Affiliate, as applicable, in good faith. The Lender or its Affiliate, as applicable, may modify the Wire Transfer Procedures including, without limitation, the Security Procedures at such time or times and in such manner as the Lender and/or any Affiliate of the Lender, as applicable, in its or their sole and absolute discretion, deems appropriate to meet then prevailing standards of good banking practice. The Lender shall notify the Borrower of any material change or modification to the Wire Transfer Procedures and/or the Security Procedures. By continuing to use the wire transfer services of the Lender and/or any Affiliate of the Lender following notice to the Borrower of any such change or modification to the Wire Transfer Procedures and/or the Security Procedures, the Borrower shall be deemed automatically to have agreed to the Wire Transfer Procedures and the Security Procedures, as changed and/or modified and to have further agreed that the Wire Transfer Procedures and the Security Procedures, as changed and/or modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Lender nor any Affiliate of the Lender is responsible for detecting any error in any payment order sent by the Borrower to the Lender or any Affiliate of the Lender.

                          (b) The Lender and its Affiliates, as applicable, will
generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender and/or its Affiliates, as applicable, may use any means and routes that the Lender or any such Affiliate, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or any Affiliate, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that the right of the Lender or any Affiliate, as applicable, to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the Laws, regulations, rules, circulars and arrangements described herein.

                  2.3.11   ACH Transactions and Swap Transactions.
                           ---------------------------------------

                  The Borrower may request and the Lender or its affiliates may, in their sole and absolute discretion, provide ACH Transactions and Swap Transactions although the Borrower is not required to do so. In the event the Borrower requests Lender or its affiliates to procure ACH Transactions or Swap Transactions, then the Borrower agrees to indemnify and hold the Lender or its affiliates harmless from any and all obligations now or hereafter owing to the Lender or its affiliates. The Borrower agrees to pay the Lender or its affiliates all amounts owing to the Lender or its affiliates pursuant to ACH Transactions and Swap Transactions. In the event the Borrower shall not have paid to the Lender or its affiliates such amounts, the Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by the Borrower. The Borrower acknowledges and agrees that the obtaining of ACH Transactions and Swap Transactions from the Lender or its affiliates (a) is in the sole and absolute discretion of the Lender or its affiliates and (b) is subject to all rules and regulations of the Lender or its affiliates.

      Section 2.4 Interest
                  ---------

                  2.4.1   Applicable Interest Rates.
                          --------------------------

                          (a) Each Loan shall bear interest until maturity
(whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the Eurodollar Rate, as selected and specified by the Borrower in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.2(e), or as otherwise determined in accordance with the provisions of this Section 2.4.

                          (b) Notwithstanding the foregoing, following the
occurrence and during the continuance of an Event of Default, at the option of the Lender, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

                          (c) The Applicable Margin for (i) Eurodollar Loans
shall be 300 basis points per annum, and (ii) Base Rate Loans shall be 50 basis points per annum.

                  2.4.2   Selection of Interest Rates.
                          ----------------------------

                          (a) The Borrower may select the initial Applicable
Interest Rate or Applicable Interest Rates to be charged on the Loans.

                          (b) From time to time after the date of this Agreement
as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.2(e), the Borrower may select an initial Applicable Interest Rate or Applicable Interest Rates for any Loans or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                          (c) The Borrower's selection of an Applicable Interest
Rate and/or an Interest Period, the Borrower's election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                                  (i) the Borrower shall not at any time select
            or change to an Interest Period that extends beyond the Revolving Credit Expiration Date;

                                  (ii) except as otherwise provided in Section
            2.4.4 (Indemnity), no change from the Eurodollar Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the Eurodollar Rate shall become effective on a day other than a day which is a Eurodollar Business Day;

                                  (iii) any Applicable Interest Rate change for
            any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made;

                                  (iv) no more than three (3) different
            Eurodollar Rates may be outstanding at any time and from time to time with respect to the Revolving Loan;

                                  (v) the first day of each Interest Period
            shall be a Eurodollar Business Day;

                                  (vi) as of the effective date of a selection,
            there shall not exist an Event of Default; and

                                  (vii) the minimum principal amount of a
            Eurodollar Loan shall be One Million Dollars ($1,000,000).

                         (d) If a request for an advance under the Loans is not
accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest

Rate or Interest Period, the Borrower shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrower has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                         (e) The Lender will not be obligated to make Loans, to
convert the Applicable Interest Rate on Loans to another Applicable Interest Rate, or to change Interest Periods, unless the Lender shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrower specifying the following information:

                             (i) the amount to be borrowed or converted;

                             (ii) a selection of the Base Rate or the Eurodollar
            Rate;

                             (iii) the length of the Interest Period if the
            Applicable Interest Rate selected is the Eurodollar Rate; and

                             (iv) the requested date on which such election is
            to be effective.


                  Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Lender not later than 12:00 noon (Baltimore City time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 12:00 noon (Baltimore City time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the Eurodollar Rate.

                  2.4.3 Inability to Determine Eurodollar Base Rate.
                        --------------------------------------------

                  In the event that (a) the Lender shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a Eurodollar Loan or (b) the Lender shall determine that the Eurodollar Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a Eurodollar Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the Borrower at least one
(1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a Eurodollar Loan shall be made as or converted to a Base Rate Loan. Until such notice has been withdrawn by the Lender, the Borrower will not request that any Loan be made as or converted to a Eurodollar Loan. Any such notice must be withdrawn promptly following the cessation of the circumstances that caused such notice to be given.

                  2.4.4 Indemnity.
                        ----------

                  The Borrower agrees to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense which the

Lender may sustain or incur as a consequence of (a) a default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan,
(b) the failure of the Borrower to make, or convert the Applicable Interest Rate of, a Loan after the Borrower has given a Loan Notice or an Interest Rate Election Notice as of the date specified in such Notice and/or (c) the making by the Borrower of a prepayment of a Eurodollar Loan on a day which is not the last day of the Interest Period for such Eurodollar Loan, calculated as provided in the following section. This agreement and covenant of the Borrower shall survive termination or expiration of this Agreement and payment of the other Obligations.


                  Contemporaneously with any prepayment of principal of a Eurodollar Loan on a day that is not the last day for the Interest Period for such Eurodollar Loan, a prepayment fee shall be due and payable to the Lender in an amount equal to the product of


      (A)   the amount so prepaid


      multiplied by
      -------------


      (B) the difference (but not less than zero) of


            (i) the constant maturity 360-day interest yield (as of the first day of the then effective Interest Period and expressed as a decimal) for a United States Treasury bill, note, or bond (a "Treasury obligation") selected by the Lender, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the then effective Interest Period, a remaining term approximately equal to the original Interest Period, minus
      -----


            (ii) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on such Treasury obligation and having, as of the Business Day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by
      -------------


      (C)   the quotient of


            (i) the number of calendar days in the unexpired portion of the Interest Period,


      divided by
      ----------


            (ii) 360.


                  The applicable yields on the Treasury obligations described above shall be determined based upon the Federal Reserve statistical release
H.15 published for the applicable determination dates set forth above. Any Treasury obligation selected when the related Interest Period is one year or less shall be United States Treasury Bills. The Lender shall not be obligated or required to have actually reinvested the prepaid amount of the Eurodollar Loan in any such Treasury obligation as a condition precedent to the Borrower's being obligated to pay a prepayment fee as outlined above. The Lender shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

                  2.4.5 Payment of Interest.


                        (a) Unpaid and accrued interest on any portion of the Loans which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                        (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a Eurodollar Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                        (c) Unpaid and accrued interest on any Eurodollar Loan shall be paid monthly and on the last Business Day of each Interest Period for such Eurodollar Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any Eurodollar Loan prepaid prior to expiration of the then current Interest Period for such Eurodollar Loan shall be paid immediately upon prepayment.

                                  ARTICLE III
                                 THE COLLATERAL
                                 --------------

      Section 3.1 Debt and Obligations Secured.
                  ------------------------------

      All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

      Section 3.2 Grant of Liens.
                  ---------------

      The Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of the Borrower's Accounts, Chattel Paper, Government Contracts, Documents, Instruments, Equipment, Securities, and General Intangibles and all of the Borrower's deposit accounts with any financial institution with which the Borrower maintains deposits, whether now owned or existing or hereafter acquired or arising, (b) all insurance policies relating to the foregoing, (c) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (d) all cash and non-cash proceeds and products of the foregoing. The Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.


      The Borrower covenants and agrees that the Borrower shall provide the Lender with all necessary information and will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), to perfect the Lender's security interest in Government Contracts with a contract value equal to or greater than Two Million Dollars ($2,000,000) and such other Government Contracts as the Lender may determine in its sole discretion.

      Section 3.3 Collateral Disclosure List.
                  ---------------------------

      On or prior to the Closing Date, the Borrower shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to the Borrower's business and personal property as the Lender may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Lender. Promptly after demand by the Lender, the Borrower shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be reasonably requested by the Lender.

      Section 3.4 Personal Property.
                  ------------------

      The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrower's personal property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

                  3.4.1  Securities, Chattel Paper, Promissory Notes, etc.
                         -------------------------------------------------

                        (a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrower shall deliver to the Lender all originals of all of the Borrower's letters of credit, Securities, Chattel Paper, Documents and Instruments and, if the Lender so requires, shall execute and deliver to the Lender separate pledges, assignments and security agreements in form and content acceptable to the Lender, which pledges, assignments and security agreements shall assign, pledge and grant a Lien to the Lender on all letters of credit, Securities, Chattel Paper, Documents, and Instruments.

                        (b) In the event that the Borrower shall acquire after the Closing Date any letters of credit, Securities, Chattel Paper, Documents, or Instruments, the Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) Business Days following each acquisition.

                        (c) All letters of credit, Securities, Chattel Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by any pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers and/or notices as the Lender may require.

                  3.4.2 Patents, Copyrights and Other Property Requiring
                        ------------------------------------------------
Additional Steps to Perfect.
----------------------------

                  On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrower shall execute and deliver all Financing Documents and take all actions requested by the Lender in order to perfect a first priority assignment of Patents, Copyrights, Trademarks or any other type or kind of intellectual property acquired by the Borrower after the Closing Date.

      Section 3.5 Record Searches.
                  ---------------

      As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

      Section 3.6 Costs.
                  ------

      The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all reasonable costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                        (a) customary fees and expenses incurred in preparing Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing the Financing Documents);

                        (b) all filing and/or recording taxes or fees;

                        (c) all costs of Lien and record searches;

                        (d) reasonable attorneys' fees in connection with all legal opinions required; and

                        (e) all related costs, fees and expenses.

      Section 3.7 Release.
                  ---------

      Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrower and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of the Commitment and Outstanding Letter of Credit Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

      Section 3.8 Inconsistent Provisions.
                  ------------------------

      In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      Section 4.1 Representations and Warranties.
                  -------------------------------

      The Borrower represents and warrants to the Lender, as follows:

                  4.1.1 Subsidiaries.
                        -------------

                  The Borrower has the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

                  4.1.2 Good Standing.
                        --------------

                  Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                  4.1.3 Power and Authority.
                        --------------------

                  The Borrower has full corporate power and authority to execute and deliver this Agreement, the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents, the performance by the Borrower of the Obligations.

                  4.1.4 Binding Agreements.
                        ---------------------

                  This Agreement and the other Financing Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                  4.1.5 No Conflicts.
                        ------------

                  Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.

                  4.1.6 No Defaults, Violations.
                        -------------------------

                        (a) No Default or Event of Default has occurred and is continuing.

                        (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

                  4.1.7 Compliance with Laws.
                        ----------------------

                  Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and its Subsidiaries taken as a whole.

                  4.1.8 Margin Stock.
                        -------------

                  None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under any of such statutes.

                  4.1.9 Investment Company Act; Margin Securities.
                        ------------------------------------------

                  Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

                  4.1.10  Litigation.
                          ------------

                  Except as otherwise disclosed to the Lender on Schedule 4.1.10 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

                  4.1.11  Financial Condition.
                          --------------------

                  The consolidated financial statements of the Borrower dated December 31, 1999, are complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower or its Subsidiaries since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                  4.1.12  Full Disclosure.
                          ----------------

                  The financial statements referred to in Section 4.1.11 (Financial Condition), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower or of any Subsidiary.

                  4.1.13 Indebtedness for Borrowed Money.
                         --------------------------------

                  Except for the Obligations, the obligations under the Subordinated Debentures and except as set forth in Schedule 4.1.13 attached hereto and made a part hereof, the Borrower has no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes (including a pro-forma Subordinated Debenture in the form issued under the Indenture) evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                  4.1.14   Taxes.
                           ------

                  Each of the Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower or its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.

                  4.1.15   ERISA.
                           ------

                  With respect to any "pension plan" as defined in Section 3(2) of ERISA, which plan is now or within the last five (5) years has been maintained or contributed to by the Borrower and/or by any Commonly Controlled
Entity: (a) no "accumulated funding deficiency" as defined in Internal Revenue Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred for which notice has not been waived by the regulation issued under
Section 404 of ERISA; (d) neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multi-employer Plan; (e) neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA
Section 4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization".

                  4.1.16  Title to Properties.
                          --------------------

                  The Borrower has good and marketable title, subject only to Permitted Liens, to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition). The Borrower has legal, enforceable and uncontested rights to use freely such property and assets as such property and assets are currently being used.

                  4.1.17  Patents, Trademarks, Etc.
                          --------------------------

                  Each of the Borrower and its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition).

                  4.1.18  Presence of Hazardous Materials or Hazardous Materials
                          ------------------------------------------------------
Contamination.
--------------

                  To the best of the Borrower's knowledge as to owned property and to the Borrower's knowledge as to leased property, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                  4.1.19  Perfection and Priority of Collateral.
                          ---------------------------------------

                  The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.19 attached hereto and made a part hereof.

                  4.1.20  No Suspension or Debarment.
                          ---------------------------

                  Neither the Borrower nor any Subsidiary of the Borrower nor any of their respective directors or officers has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of the Borrower or any Subsidiary of the Borrower by any Governmental Authority. The Borrower and each Subsidiary of the Borrower further warrants and represents that neither the Borrower nor any Subsidiary of the Borrower has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.

                  4.1.21  Places of Business and Location of Collateral.
                          ----------------------------------------------

                  The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of the Borrower, (b) any and each other place of business of the Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which the Borrower maintains a place of business as identified on the Collateral Disclosure List or where the Collateral is located.

                  4.1.22  Business Names and Addresses.
                          -----------------------------

                  In the six (6) years preceding the date hereof, the Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

                  4.1.23  Equipment.
                          ----------

                  All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by the Borrower on a sale on approval basis.

                  4.1.24  Accounts.
                          ---------

                  With respect to all Accounts and to the best of the Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the Borrower's books and records are maintained in accordance with GAAP; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrower; (e) all Account Debtors thereon have the capacity to contract; and (f) the amounts shown thereon are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

                  4.1.25  Compliance with Eligibility Standards.
                          ---------------------------------------

                  Each Account included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts which constitutes Eligible Receivables (a) to the Borrower's knowledge there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to the Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

                  4.1.26 Solvency
                         ---------

                  The Borrower is Solvent prior to and after giving effect to the making of the Loan.

      Section 4.2 Survival; Updates of Representations and Warranties.
                  ----------------------------------------------------

      All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loan or the issuance of each Letter of Credit, except to the extent they expressly relate to an earlier specified date or are affected by transactions or events occurring after the Closing Date and permitted or not prohibited hereunder and except that the representations and warranties which relate to financial statements which are referred to in Section
4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                                   ARTICLE V
                              CONDITIONS PRECEDENT

      Section 5.1 Conditions to the Initial Advance and Initial Letter of
Credit.

      The making of the initial advance under the Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

          5.1.1   Organizational Documents - Borrower.

                  The Lender shall have received:

                         (a) a certificate of good standing for the Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for the Borrower;

                         (b) a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business;

                         (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower covering:

                             (i) true and complete copies of the Borrower's corporate charter, bylaws, and all amendments thereto;

                             (ii) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which the Borrower is a party, (B) the borrowings by the Borrower hereunder, (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party;

                             (iii) the incumbency, authority and signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party; and

                             (iv) the identity of the Borrower's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

          5.1.2   Opinion of Borrower's Counsel.

                  The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender.

          5.1.3   Organizational Documents - Guarantors.

                  The Lender shall have received for each of the Guarantors:

                        (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for the Guarantor;

                        (b) a certificate of qualification to do business certified by the Secretary of State or other Governmental Authority of each state in which the Guarantor conducts business;

                        (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Guarantor covering:

                            (i) true and complete copies of the Guarantor's
                  corporate charter, bylaws, and all amendments thereto;

                            (ii) true and complete copies of the resolutions of
                  the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Financing Documents to which the Guarantor is a party and the granting of the Liens contemplated by any of the Financing Documents to which the Guarantor is a party;

                            (iii) the incumbency, authority and signatures of
                  the officers of the Guarantor authorized to sign the Guaranty and all other Financing Documents to which the Guarantor is a party;

                            (iv) the identity of the Guarantor's current
                  directors, common stock holders and other equity holders, as well as their respective percentage ownership interests;

                        (d) the favorable opinion of counsel for the Guarantor addressed to the Lender and in form satisfactory to the Lender.

          5.1.4   Consents, Licenses, Approvals, Etc.

                  The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and such consents, licenses and approvals shall be in full force and effect.

          5.1.5   Note.

                  The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

          5.1.6   Financing Documents and Collateral.

                  The Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Securities, and related Collateral and all opinions, title insurance, and other documents contemplated by ARTICLE III (The Collateral).

          5.1.7   Other Financing Documents.

                  In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

          5.1.8   Other Documents, Etc.

                  The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

          5.1.9   Payment of Fees.

                  The Lender shall have received payment of any Fees due on or before the Closing Date.

          5.1.10  Collateral Disclosure List.

                  The Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of the Borrower.

          5.1.11  Recordings and Filings.

                  The Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender require that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

          5.1.12  Insurance Certificate.

                  The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) and Section 6.1.18 (Insurance With Respect to Equipment)

          5.1.13  Field Examination.

                  The Lender shall have completed a field examination and audit of the Borrower's business, operations and income, the results of which field examination and audit shall be in all respects acceptable to the Lender in its reasonable discretion and shall include reference discussions with key customers and vendors.

          5.1.14  Confirmation of Intercreditor Agreement.

                  The Lender shall have received confirmation of the Intercreditor Agreement from Reliance in form satisfactory to the Lender.

      Section 5.2 Conditions to all Extensions of Credit.

      The making of all advances under the Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

          5.2.1   Compliance.

                  The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

          5.2.2   Borrowing Base.

                  The Borrower shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrower shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be reasonably requested by the Lender.

          5.2.3   Default.

                  There shall exist no Event of Default or Default hereunder.

          5.2.4   Representations and Warranties.

                  The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan or the issuance of each Letter of Credit, except to the extent they expressly relate to an earlier specified date or are affected by transactions or events occurring after the Closing Date and permitted or not prohibited hereunder and except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to
Section 6.1.1 (Financial Statements).

          5.2.5   Adverse Change.

                  No adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower that would, in the good faith judgment of the Lender, materially impair the ability of the Borrower to pay or perform any of the Obligations.

          5.2.6   Legal Matters.

                  All legal documents incident to each advance under the Loan and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

      Section 6.1 Affirmative Covenants.

      So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

          6.1.1   Financial Statements.

                  The Borrower shall furnish to the Lender:

                        (a) Annual Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than one hundred and twenty (120) days after the close of each fiscal year of the Borrower, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal year, (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is applicable for the period reported and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto, and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants.

                        (b) Annual Opinion of Accountant. The Borrower shall furnish to the Lender as soon as available, but in no event more than one hundred and twenty (120) days after the close of the Borrower's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrower knows of the intended reliance by the Lender.

                        (c) Quarterly Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than forty five (45) days after the close of the Borrower's fiscal quarters (for all but the fourth fiscal quarter) consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such period, consolidated income and cash flow statements, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is applicable for the period reported and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                        (d) Monthly Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than forty (40) days after the close of each month, consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such period, consolidated income and cash flow statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is applicable for the period reported and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                        (e) Monthly reports. The Borrower shall furnish to the Lender the Borrowing Base Report as described in Section 2.1.4 (Borrowing Base Report) within fifteen (15) days after the end of each month, accompanied by the following information:

                            (i) a detailed aging schedule of all Receivables by
            Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                            (ii) a detailed aging of all accounts payable by
            supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request; and

                            (iii) such other information as the Lender may
            reasonably request.

                        (f) Contract Backlog Reports. The Borrower shall furnish to the Lender within forty five (45) days after the end of each calendar quarter, a report in form satisfactory to the Lender detailing the status of all contracts as of the end of the applicable quarter.

                        (g) Project Status Report. The Borrower shall furnish to the Lender within thirty (30) days after the end of each month, a project status report in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request.

                        (h) Annual Projections. The Borrower shall furnish to the Lender as soon as available, but in no event later than the 30th day after the end of each fiscal year a projection for the succeeding year on a monthly basis, including, at a minimum, an income statement and a projected balance sheet as of the end of the applicable fiscal year.

                        (i) Additional Reports and Information. The Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

          6.1.2   Reports to SEC and to Stockholders.
                  -----------------------------------

                  The Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

          6.1.3   Recordkeeping, Rights of Inspection, Audit, Etc.
                  -------------------------------------------------

                        (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                        (b) The Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender upon reasonable notice and at reasonable intervals to visit and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and/or any Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                        (c) The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower and/or any Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower and its Subsidiaries solely for the purpose of assessing compliance with this Agreement or the Financing Documents. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower and/or any Subsidiaries, whether made by the Borrower or otherwise solely for the purpose of assessing compliance with this Agreement or the Financing Documents.

                        (d) Any and all costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing, including, without limitation, travel, lodging, meals, and other expenses shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender's employees and agents in, and when, travelling to the Borrower's facilities.

          6.1.4   Corporate Existence.

                  Except as provided in Section 6.2.6 (Stock of Subsidiaries) of this Agreement, the Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the Borrower's financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.

          6.1.5   Compliance with Laws.

                  The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the financial condition of the Borrower and its Subsidiaries taken as a whole, or the value of, or the ability of the Lender to realize upon, the Collateral.

          6.1.6   Preservation of Properties.

                  The Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

          6.1.7   Line of Business.

                  The Borrower will continue to engage substantially only in the business of environmental consulting, engineering and design, infrastructure and impaired property redevelopment, construction, health and safety, facilities, and business management services.

          6.1.8   Insurance.

                  The Borrower will, and will cause each of its Subsidiaries to, at all times maintain with A-or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, all in such amounts not less than the Lender shall reasonably determine from time to time, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrower will obtain such additional insurance as the Lender may reasonably request.

          6.1.9   Taxes.

                  Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

          6.1.10  ERISA.

                  The Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans of the Borrower or of any Commonly Controlled Entity covered by Title IV of ERISA (a) any nonexempt prohibited transaction or transactions under Section 406 of ERISA or Section 4925 of the Internal Revenue Code that results, or may result, in any material liability of the Borrower and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event for which notice has not been waived under the regulations issued under Section 4043 of ERISA if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in Section 3(35) of ERISA.

          6.1.11  Notification of Events of Default and Adverse  Developments.

                  The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                  (a)      any Event of Default;

                  (b)      any Default;

                  (c) any litigation instituted or threatened against the Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any of its Subsidiaries exceed Two Hundred Fifty Thousand Dollars ($250,000) and are not covered by insurance;

                  (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the consolidated financial condition and operational results of the Borrower and its Subsidiaries;

                  (e) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect the financial condition or operations (present or prospective) of the Borrower and its Subsidiaries taken as a whole;

                  (f) the receipt by the Borrower or any of its Subsidiaries of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation in any material respect of any of the terms of, or has failed to comply in any material respect with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                  (g) any other development in the business or affairs of the Borrower and any of its Subsidiaries which may be materially adverse to the Borrower and its Subsidiaries taken as a whole;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

          6.1.12  Government Contracts.

                  The Borrower shall promptly notify the Lender of the execution of any Government Contract and shall in accordance with Section 3.2 execute any instruments and take any steps in order that all moneys due and to become due under such Government Contracts shall be assigned to the Lender and notice thereof given to the Government under the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15) or any other similar applicable law.

          6.1.13  Hazardous Materials; Contamination.

                  The Borrower agrees to:

                        (a) give notice to the Lender immediately upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials and of any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrower's line of business expressly described in this Agreement) or of any Hazardous Materials Contamination, with a full description thereof;

                        (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

                        (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                        (d) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

          6.1.14  Disclosure of Significant Transactions.

                  The Borrower shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds Five Hundred Thousand Dollars ($500,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

          6.1.15  Financial Covenants.

                  (a) Tangible Net Worth. The Borrower will at all times maintain a Tangible Net Worth, measured as of the end of each fiscal month, of not less than the following:

                   PERIOD                               AMOUNT
       Closing Date through December 30, 2000       $52,200,000
       December 31, 2000 through December 30,       $54,600,000
       2001
       December 31, 2001 through December 30,       $59,200,000
       2002
       December 31, 2002 and at all times           $66,300,000
       thereafter


                  (b) Leverage Ratio. The Borrower will maintain, tested as of the end of each of the Borrower's fiscal quarters, a Leverage Ratio so that it is not more than 2.0 to 1.0.

                  (c) Fixed Charge Coverage Ratio. The Borrower will maintain, tested as of the last day of each of the Borrower's fiscal quarters for the four
(4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0; provided, however, on June 30, 2000, the test shall include only the quarter ending on such date, on September 30, 2000, the test shall include the quarter ending on such date and the preceding quarter ending June 30, 2000 and on December 31, 2000, the test shall include the quarter ending on such date and the two preceding quarters.

                  (d) Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate for the Borrower and the Subsidiaries (taken as a whole) in any fiscal year exceeding Five Million Dollars ($5,000,000).

          6.1.16  Collection of Receivables.

                  Until such time that the Lender shall notify the Borrower of the revocation of such privilege, the Borrower and each of the Subsidiaries shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as the Borrower and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to the Borrower and any one or more of the Subsidiaries by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

          6.1.17  Assignments of Receivables.

                  The Borrower will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrower agrees that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of the Borrower with respect to that which is assigned and the Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on the Borrower's rights, title and interest in, to, and under the Collateral.

          6.1.18  Insurance With Respect to Equipment.

                  The Borrower will (a) maintain and cause each of its Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear on the Equipment in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty
(30) days written notice before any alteration or termination of such insurance policy and that no act or default of the Borrower shall affect the right of the Lender to recover under such policy in the event of loss or damage; (b) file, and cause each of its Subsidiaries to file, with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Lender, obtain, and cause each of its Subsidiaries to obtain, such additional insurance as the Lender may reasonably request.

          6.1.19  Maintenance of the Collateral.

                  The Borrower will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not intentionally permit anything to be done by any employee or agent of the Borrower to the Collateral that may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Borrower and the Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time upon reasonable notice to the Borrower or, if an Event of Default shall have occurred and is continuing, without notice. The Lender agrees to act in a commercially reasonable manner when inspecting the premises of the Borrower and the Subsidiaries and when examining, auditing and/or inspecting the Collateral. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

          6.1.20  Equipment.

                  The Borrower shall (a) maintain all Equipment as personalty,
(b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis. The Borrower hereby declares its intent that, notwithstanding the means of attachment, no goods of the Borrower hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender's consent, until all of the Obligations have been paid in full and all of the Commitments have been terminated.

          6.1.21  Defense of Title and Further Assurances.

                  At its expense the Borrower will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may reasonably require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Lender under this Agreement or under any of the other Financing Documents and the first priority of that Lien subject only to the Permitted Liens. The Borrower will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords', mortgagees' or bailees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may reasonably require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrower shall pay to the Lender on demand all taxes and reasonable costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrower are expected to become subject to the control of, or in the possession of, a party other than the Borrower or the Lender, the Borrower shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. The Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section.

          6.1.22  Business Names; Locations.

                  The Borrower will notify and cause each of the Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the Borrower or the applicable Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

          6.1.23  Subsequent Opinion of Counsel as to Recording Requirements.

                  In the event that the Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Lender's request, the Borrower will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower and the Subsidiaries have complied to maintain the Lien and security interest in favor of the Lender in the Collateral.

          6.1.24  Use of Premises and Equipment.

                  The Borrower agrees that until the Obligations are fully paid and this Agreement has been terminated, the Lender (a) after and during the continuance of a Default or an Event of Default, may use any of the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property.

          6.1.25  Protection of Collateral.

                  The Borrower agrees that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

          6.1.26  Appraisals.

                  Whenever a Default or an Event of Default exists or to the extent advances are made against fixed assets, but not more frequently than once a year, the Borrower shall, at its expense, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser and in form in all respects satisfactory to the Lender.

      Section 6.2 Negative Covenants.

      So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

          6.2.1   Capital Structure, Merger, Acquisition or Sale of Assets.

                  Except for the anticipated sale of all of the equity interests of the Borrower in Weston Internacional De Mexico S.A. de C.V. and as permitted by Section 6.2.6 (Stock of Subsidiaries), the Borrower will not enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

          6.2.2   Subsidiaries.

                  The Borrower will not create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List and other Subsidiaries formed with notice to the Lender, in connection with the performance of particular contracts. Each Subsidiary formed after the date hereof shall execute an Additional Borrower Joinder Supplement unless the Borrower represents and warrants to the Lender that the Subsidiary will not receive any benefit from the Credit Facilities and the Lender waives the requirement that the Subsidiary execute an Additional Borrower Joinder Supplement.

          6.2.3   Purchase or Redemption of Securities, Dividend Restrictions.

                  Other than the purchase of notes in connection with the retirement of the Subordinated Debentures in accordance with the terms thereof, the Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations.

          6.2.4   Indebtedness.

                  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or permit any Subsidiary so to do, except:

                        (a) the Obligations;

                        (b) current accounts payable arising in the ordinary course;

                        (c) Indebtedness secured by Permitted Liens;

                        (d) Subordinated Indebtedness;

                        (e) Indebtedness of the Borrower existing on the date hereof and described on Schedule 6.2.4 or reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition); and

                        (f) Borrowing against the cash value of life insurance policies in an amount not to exceed $4,500,000 increasing by $250,000 at each fiscal year end after the Closing Date.

          6.2.5   Investments, Loans and Other Transactions.

                  The Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (other than its current headquarters campus known as 1400 Weston Way, West Chester, Pennsylvania) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                            (i) any advance to an officer, employee or
            representative of the Borrower or of any Subsidiary for travel or other business expenses and related expenses in the ordinary course of business, provided that the aggregate amount of all such advances by the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed One Hundred Fifty Thousand Dollars ($150,000);

                            (ii) the endorsement of negotiable instruments for
            deposit or collection or similar transactions in the ordinary course of business;

                            (iii) any investment in Cash Equivalents, which are
            pledged to the Lender as collateral and security for the Obligations;

                            (iv) trade credit extended to customers in the
            ordinary course of business; and

                            (v) investments (other than investments in real
            estate), with notice to the Lender, in entities formed in connection with the performance of particular contracts; and

                            (vi) investments in real estate (other than the
            Borrower's current headquarters campus known as 1400 Weston Way, West Chester, Pennsylvania) that do not to exceed at any time an aggregate amount of $2,000,000, provided such real estate is used or operated in connection with the Borrower's or the Subsidiary's business and is treated as a Fixed or Capital Asset of the Borrower or the Subsidiary.

          6.2.6   Stock of Subsidiaries.

                  The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

          6.2.7   Subordinated Indebtedness.

                  The Borrower will not, and will not permit any Subsidiary to make:

                  (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, if a Default or an Event of Default then exists hereunder or would result from such payment;

                  (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or an unscheduled mandatory prepayment thereunder;

                  (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness in any manner adverse to the Borrower or the Lender; or

                  (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or unscheduled mandatory prepayment).

          6.2.8   Liens; Confessed Judgment.

                  The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods to the Borrower, (e) will not execute or suffer the filing of any financing statements, except to secure Permitted Liens described in clause (e) of the definition thereof or the posting of any signs giving notice of consignments to the Borrower, (f) will not, as a material part of its business, engage in the sale of goods belonging to others, and (g) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

          6.2.9   Transactions with Affiliates.

                  Except as disclosed on Schedule 6.2.9, the Borrower and its Subsidiaries will not enter into or participate in any transaction with any Affiliate (other than a wholly-owned subsidiary of the Borrower) other than on arm's-length terms, or, except in the ordinary course of business and on arm's-length terms, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiary.

          6.2.10  Other Businesses.

                  The Borrower and its Subsidiaries will not engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

          6.2.11  ERISA Compliance.

                  Except as could not reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, neither the Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in Section 406 of ERISA); (b) cause any "accumulated funding deficiency" as defined in Section 302 of ERISA and/or
Section 412 of the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

          6.2.12  Method of Accounting; Fiscal Year.

                  (a) The Borrower shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

                  (b) The Borrower will not change its fiscal year from a year ending on December 31.

          6.2.13  Compensation.

                  Except as noted in the "Other Relationships and Related Transactions" section of the Borrower's Proxy Statement for 2000 Annual Meeting of Shareholders, neither the Borrower nor any of its Subsidiaries will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of the Borrower or its Subsidiaries, or any Affiliate of the Borrower or its Subsidiaries, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees of the Borrower.

          6.2.14  Transfer of Collateral.

                  Unless all filings of such additional financing statements as the Lender may require are completed to the Lender's satisfaction prior to any such transfer, the Borrower and the Subsidiaries will not transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

          6.2.15  Sale and Leaseback.

                  Other than the sale and leaseback of real estate, neither the Borrower nor the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

          6.2.16  Disposition of Collateral.

                  Except in the ordinary course of business, the Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations.

                                  ARTICLE VII
                         DEFAULT AND RIGHTS AND REMEDIES

      Section 7.1 Events of Default.

      The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

          7.1.1   Failure to Pay.

                  The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents and, except in the case of principal payments, the continuation of such failure for five (5) Business Days after the due date.





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
          7.1.2   Breach of Representations and Warranties.

                  Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

          7.1.3   Failure to Comply with Covenants.

                  The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement, and, only in case of the covenants contained in Sections 6.1.1, 6.1.8, 6.1.9 and 6.1.18, the continuation of such failure for fifteen (15) days after Borrower acquires actual knowledge of the failure, and only in the case of the covenants contained in Sections 6.1.4. (other than the requirement to maintain corporate existence), 6.1.6, 6.1.13(a) and 6.1.13(b), the continuation of such failure for thirty (30) days after Borrower acquires actual knowledge of the failure.

          7.1.4   Default Under Other Financing Documents or Obligations.

                  A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

          7.1.5   Receiver; Bankruptcy.

                  The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets.

          7.1.6   Involuntary Bankruptcy, etc.

                  a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any

Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date entered.

          7.1.7   Judgment.

                  Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money which, when aggregated with other judgments then outstanding, involve more than $500,000 against the Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

          7.1.8   Execution; Attachment.

                  Any execution or attachment which, when aggregated with other executions and attachments then outstanding, involve more than $500,000 shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

          7.1.9   Default Under Other Borrowings.

                  Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loan) if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money in an aggregate amount greater than $500,000 or (unless the default shall have been waived or cured) to permit the holder or obligee thereof or other party thereto to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity.

          7.1.10  Challenge to Agreements.

                  The Borrower or any of the Guarantors shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state in writing its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

          7.1.11  Material Adverse Change.

                  The Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrower.

          7.1.12  Impairment of Position.

                  The Lender reasonably determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.

          7.1.13  Collateral Inadequacy.

                  The determination in good faith by the Lender that the security for the Obligations is inadequate.

          7.1.14  Liquidation, Termination, Dissolution.

                  The Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations without the prior written consent of the Lender.

          7.1.15  Change in Senior Management of the Borrower.

                  A period of thirty (30) consecutive days shall have elapsed during which either of the individuals named as Senior Management of the Borrower shall have ceased to hold executive offices with the Borrower at least equal in seniority to their present offices, unless any such individual has been replaced by another similarly qualified individual or individuals acceptable to the Lender (it being understood that any such replacement individuals shall be deemed added to the definition of "Senior Management" on the date of approval thereof by the Lender).

          7.1.16  Contract Default, Debarment or Suspension.

                  Default shall be made under any Government Contract, or any Government Contract is terminated for default by any Governmental Authority for any reason whatsoever, or if the Borrower is debarred or suspended, whether temporarily or permanently, by any Governmental Authority.

      Section 7.2 Remedies.

      Upon the occurrence of any Default or Event of Default, the Lender may at any time thereafter when such Event of Default continues to exist exercise any one or more of the following rights, powers or remedies:

          7.2.1   Acceleration.

                  The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

          7.2.2   Further Advances.

                  The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in
Section 7.1.5 (Receiver; Bankruptcy) or Section 7.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further





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
action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

          7.2.3   Uniform Commercial Code.

                  The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.


                  Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in Section 8.1 (Notices), or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.


                  If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.


                  The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

          7.2.4   Specific Rights With Regard to Collateral.

                  In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrower, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the

Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:


                        (a) request any account debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

                        (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                        (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                        (d) copy, transcribe, or remove from any place of business of the Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                        (e) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                        (f) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                        (g) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                        (h) endorse or sign the name of the Borrower upon any Items of Payment, certificates of title, Instruments, Securities, stock powers, documents, documents of title, financing statements, assignments, notices, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an Account Debtor;

                        (i) notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower; and

                        (j) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

          7.2.5   Application of Proceeds.

                  Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Lender for any deficiency.

          7.2.6   Performance by Lender.

                  Upon the occurrence and continuation of an Event of Default, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

          7.2.7   Blocked Account Agreement.

                  The Lender may at any time during the continuance of an Event of Default, but not otherwise, commence an "Activation Period" as that term is defined in the Blocked Account Agreement.

          7.2.8   Other Remedies.

                  The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      Section 8.1 Notices.

      All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or three (3) Business Days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the

Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:


            Borrower:   Roy F. Weston, Inc.
                        1400 Weston Way
                        West Chester, PA 19380
                        Attention: Robert E. Grinwis

                        with a copy to Donald B. Bauer at the same address


            Lender:     Bank of America, N. A.
                        Business Credit
                        8300 Greensboro Drive
                        Suite 550
                        McLean, Virginia 22102-3604
                        Attention:  Government Contractor Unit


      By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

      Section 8.2 Amendments; Waivers.

      This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.


         Without implying any limitation on the foregoing:

                        (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

                        (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                        (c) No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

                        (d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

                        (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

      Section 8.3 Cumulative Remedies.

      The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:

                        (a) proceed against the Borrower with or without proceeding against any Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                        (b) proceed against the Borrower with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                        (c) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                        (d) without reducing or impairing the obligations of the Borrower and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

          Section 8.4 Severability.

      In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                        (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                        (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                        (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

                        (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

      Section 8.5 Assignments by Lender.

      The Lender may, without notice to, or consent of, the Borrower, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

      Section 8.6 Successors and Assigns.

      This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

      Section 8.7 Continuing Agreements.

      All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loan and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

      Section 8.8 Enforcement Costs.

      The Borrower shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

      Section 8.9 Applicable Law; Jurisdiction.

          8.9.1   Applicable Law.

                  As a material inducement to the Lender to enter into this Agreement, the Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

          8.9.2   Submission to Jurisdiction.

                  The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Subject to any right to appeal, final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

          8.9.3   Appointment of Agent for Service of Process.

                  The Borrower hereby irrevocably designates and appoints Beverly L. Crump, Esquire, 11 South 12th Street, Richmond, Virginia 23219, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

          8.9.4   Service of Process.

                  To the extent permitted by law, the Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1 (Notices), and
(b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. To the extent permitted by law, the Borrower irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

      Section 8.10  Duplicate Originals and Counterparts.

      This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

      Section 8.11  Headings.

      The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      Section 8.12  No Agency.

      Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

      Section 8.13  Date of Payment.

      Should the principal of or interest on any of the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

      Section 8.14  Entire Agreement.

      This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

      Section 8.15  Waiver of Trial by Jury.

      THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.


      This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

      Section 8.16  Liability of the Lender.

      The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.


      By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.


      IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:                            BANK OF AMERICA, N. A.



_________________________           By:s/Douglas Brown                  (Seal)
                                       ---------------------------------
                                       Name: Douglas Brown
                                       Title: Vice President



                         THE BORROWER'S SIGNATURE IS ON
                         ------------------------------
                         THE SIGNATURE PAGE THAT FOLLOWS
                         -------------------------------


              The rest of this page has been left blank intentionally.
              --------------------------------------------------------

WITNESS:                            ROY F. WESTON, INC.



_________________________           By:s/William G. Mecaughey           (Seal)
                                       ---------------------------------
                                       Name: William G. Mecaughey
                                       Title: Vice President, Chief Financial
                                              Officer and Treasurer

                                LIST OF EXHIBITS
                                ----------------


A.    Additional Borrower Joinder Supplement


B.    Revolving Note


C.    Security Procedures


D.    Form of Compliance Certificate

                                                                       EXHIBIT C
                                                                       ---------


                         BANK OF AMERICA BUSINESS CREDIT


                            WIRE TRANSFER PROCEDURES


      The transfer of funds by means of wire may be made by Bank of America (lender) at the request of its customer (borrower). Such wire transfers are categorized by lender as either repetitive or non-repetitive.


      Repetitive:
      -----------


      Repetitive wire transfers may vary in amount, but are consistent in terms of the payee, the location to which funds are wired, the bank name, account number and the routing transit number.


      Either borrower or lender may initiate a repetitive wire transfer. The borrower may identify the repetitive nature of transfers and request they be established as such via the "Repetitive Wire Transfer Authorization Form" (copy attached). Lender, after observing numerous transfers to the same recipient and destination, may initiate the repetitive process by faxing or mailing the "Repetitive Wire Authorization Form" to the borrower for completion and return.


      Although a first request for a repetitive wire transfer may be honored from a faxed copy of the "Repetitive Wire Transfer Authorization Form", a copy of the form containing an original signature must be received from the borrower. All transfer authorization forms must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.


      After receipt of the original "Repetitive Wire Transfer Authorization Form" by the lender, subsequent wire transfers to the recipient named thereon may be initiated by telephone request, provided the requesting party is identified by the lender as a person authorized by borrower to advance funds from the borrower's line of credit with lender.


      Non-Repetitive:
      ---------------


      Non-Repetitive wire transfers are directed to recipients on a one-time or infrequent basis or are directed to varied destinations. Non-repetitive wire transfers require that written notification be provided to lender by borrower, showing payee, location, account number, routing transit number and name and location of bank into which funds are to be transferred. Such written notification may be provided by means of a "Non-Repetitive Wire Transfer Authorization Form" (copy attached).


      Required information may be faxed to lender in order to expedite the transfer; however, a copy of the transfer authorization form with an original signature(s) must be received by lender from borrower. The transfer authorization form must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

      For any non-repetitive wire transfer, Lender may, at its discretion, perform a telephone verification with an authorized representative (the original signer or another authorized representative) of borrower prior to initiating the transfer.

                         BANK OF AMERICA BUSINESS CREDIT


                     REPETITIVE WIRE TRANSFER AUTHORIZATION


      CUSTOMER INFORMATION


      Customer Name:______________________________ Date: _______________


      Name of Person Authorizing Transfer for Customer: _____________________

                                                 Note: Must be Person
                                                 Authorized to Advance Funds

      Signature of Person Authorizing Transfer for Customer: _________________


      PAYEE


      Name of Recipient of Funds: ____________________________________________


      Location: ______________________________________________________________


      Account Number into Which Funds are to be Transferred: _________________


      DESTINATION OF FUNDS


      Name and Location of Bank Receiving Funds:


      Bank Name: ___________________________________________________________


      Routing Information (ABA Number): ______________________________________


      Bank Location:    City:  ____________________________________________


                        State: _____________________________________________


      (for International Wires) Country: _____________________________________


      Special Instructions: __________________________________________________


      ________________________________________________________________________


      ________________________________________________________________________


      BANK USE ONLY


      Business Credit Department


      Business Credit Authorization: _________________________________________


      Print name of person at Bank approved to authorize Wire Transfers


      Business Credit Authorization: _________________________________________

      Signature of person at Bank approved to authorize Wire Transfers


      WIRE TRANSFER DEPARTMENT


      F.D. Number Assigned: _____________________________________________


      Account Number to Debit: ___________________________________________

                         BANK OF AMERICA BUSINESS CREDIT


                   NON-REPETITIVE WIRE TRANSFER AUTHORIZATION


      CUSTOMER INFORMATION


      Customer Name: ___________________________      Date: __________________


      Name of Person Authorizing Transfer for Customer: _______________________

                                                    Note: Must be Person
                                                    Authorized to Advance Funds

      Signature of Person Authorizing Transfer for Customer: __________________


      PAYEE


      Name of Recipient of Funds: ____________________________________________


      Location: _____________________________________________________________


      Account Number into Which Funds are to be Transferred: _________________


      DESTINATION OF FUNDS


      Name and Location of Bank Receiving Funds:


      Bank Name: _____________________________________________________


      Routing Information (ABA Number): _________________________________


      Bank Location:    City:  __________________________________


                        State: ____________________________________


      (for International Wires) Country: _________________________________


      Special Instructions: _____________________________________________


      ___________________________________________________________________


      ___________________________________________________________________

                                                                    Exhibit 10.1

                                                                       EXHIBIT D
                                                                       ---------

                               FINANCING AGREEMENT
                               -------------------

                             COMPLIANCE CERTIFICATE
                             ----------------------


      THIS CERTIFICATE is made as of __________________, 200_, by ROY F. WESTON, INC., a corporation organized under the laws of the State of ___________________ (the "Borrower"), to BANK OF AMERICA, N. A., a national banking association (the "Lender"), pursuant to Section 6.1.1(__) of the Financing and Security Agreement dated ______________, 2000, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrower and the Lender.


      I, ____________________, hereby certify that I am the ______________ of the Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:

                        (a) This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.

                        (b) This Certificate accompanies the _____________ financial statements for the period ended ___________________, 200__ (the "Current Financials") which the Borrower is furnishing to the Lender pursuant to
Section 6.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

                        (c) As required by Section 6.1.1(__) of the Financing Agreement, I have set forth on Schedule 1 a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

                        (d) No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate. By way of example and not limitation, the Collateral Disclosure List, together with Schedule 2, contains a listing of all of the Borrower's Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

                        (e) As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

                        (f) On the date hereof, the representations and warranties contained in Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

      WITNESS my signature this _____ day of ____________, 200_.

                                    ROY F. WESTON, INC.



                                    ------------------------------
                                      Name:
                                     Title:

                                                                      Schedule 1
                                                                      ----------

                                                                      Schedule 2
                                                                      ----------

                                LIST OF SCHEDULES
                                -----------------


      Schedule 4.1.10    Litigation


      Schedule 4.1.13    Other Indebtedness


      Schedule 4.1.19    Permitted Liens

                                                                 Schedule 4.1.10
                                                                 ---------------

                                   LITIGATION
                                   ----------

                                                                 Schedule 4.1.13
                                                                 ---------------

                               OTHER INDEBTEDNESS
                               ------------------

                                                                 Schedule 4.1.19
                                                                 ---------------

                               LIENS ON COLLATERAL
                               -------------------

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